EXHIBIT 21

SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.

Jurisdiction of Organization
80 Westcliff (Pty) Ltd.	South Africa
Alberghiera Fiesolana S.p.A.	Italy
Byblos S.r.l. Italy (subsidiary of Alberghiera Fiesolana S.p.A.)	Italy
Baie Longue Investissements S.A.	France
Societé Hoteliere de Baie Longue S.A. (subsidiary of Baie Longue Investissements S.A.)	French W.I.
Compania Hoteis Palace	Brazil
Grampiam Investimentos Hoteleiros S.A.	Portugal
Hotel Cipriani S.p.A.	Italy
Subsidiaries of Hotel Cipriani S.p.A.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Northern Belle Ltd.	U.K
Venice Simplon-Orient-Express Deutschland GmbH	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Venice Simplon-Orient-Express Servizi S.r.l.	Italy
Hotelapa Investimento Hoteleiro S.A.	Portugal
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Lilianfels Hotel Ltd.	Bermuda
Lilianfels Blue Mountains Pty. Ltd. (subsidiary of Lilianfels Hotel Ltd.)	Australia
MPP S.A.	Peru
Inversiones Malecon de la Reserva S.A. (subsidiary of MPP S.A.)	Peru
Nara Tahiti S.A.	French Polynesia
Observatory Hotel Ltd.	Bermuda
Observatory Hotel Pty. Ltd. (subsidiary of Observatory Hotel Ltd.)	Australia
OEH Peru Ltd.	Bermuda
Orient-Express Holdings 1 Ltd.	Bermuda
Orient-Express Holdings 2 Ltd.	Bermuda
Orient-Express Holdings 3 Ltd.	Hong Kong
Orient-Express Holdings 4 Ltd.	Bermuda
Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
'21' Club Properties Inc.	Delware
'21' Club Inc. (subsidiary of '21' Club Properties Inc.)	New York
Charleston Place Holdings Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Subsidiaries of Mountbay Holdings Inc.
Inn at Perry Cabin Corporation	Maryland
Keswick Hall Inc.	Virginia
Orient-Express Services Inc.	Delaware
Orient-Express Hotels Louisiana Inc.	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.
Collection Venice Simplon-Orient-Express Ltd.	U.K.
Game Viewers (Pty) Ltd.	Botswana
Gametrackers (Botswana) (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Horatio Properties Ltd.	U.K.
Mount Nelson Hotel Ltd. U.K. (subsidiary of Horatio Properties Ltd.)	U.K.
Orient-Express Services Ltd.	U.K.
Reid's Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reid's Hoteis Lda.)	U.K.
Societa Gestione Esercizi S.p.A.	Italy
Societé de la Cité S.A.	France
Sea Containers Peru Rail Ltd.	Bermuda
Windsor Court Hotel Limited Partnership	Delaware